Exhibit 10.11

EXECUTION VERSION

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “First Amendment”), dated as of February 19, 2013, among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent (in such capacity, the “Administrative Agent”), each of the Persons party hereto as 2013 Replacement Lenders (as defined below) and the Lenders which shall constitute the Required Lenders concurrently with the First Amendment Effective Date (as each such term is defined below) (the “Replacement Required Lenders”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this First Amendment).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent, DBTCA, as collateral agent (in such capacity, including any permitted successor thereto, the “Collateral Agent”) under the Loan Documents, the subsidiaries of the Borrowers from time to time party thereto and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of July 27, 2012 (the “Credit Agreement”);

WHEREAS, on the date hereof (but prior to giving effect to this First Amendment), there are outstanding Term Loans under the Credit Agreement (for purposes of this First Amendment, herein called the “Original Replaced Term Loans”) in an aggregate principal amount of $1,122,187,500;

WHEREAS, in accordance with the provisions of Section 9.02(c)(i) of the Credit Agreement, Holdings and the Borrowers wish to amend the Credit Agreement to enable the Borrowers to refinance in full the outstanding Original Replaced Term Loans with the proceeds of 2013 Replacement Term Loans (as defined below) as more fully provided herein;

WHEREAS, Holdings, the Borrowers, the Administrative Agent, the Replacement Required Lenders and the 2013 Replacement Lenders wish to amend the Credit Agreement to provide for (i) the refinancing in full of all outstanding Original Replaced Term Loans with the 2013 Replacement Term Loans (as defined below) and (ii) certain other modifications to the Credit Agreement, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to that certain fee letter, dated as of February 7, 2013, among the Borrower Agent, Deutsche Bank Securities Inc. (“DBSI”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), DBSI and MLPFS shall act as joint lead arrangers and joint bookrunners with respect to this First Amendment and the 2013 Replacement Term Loans provided for hereunder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Credit Agreement.

(a) (i) Subject to the satisfaction of the conditions set forth in Section 2 hereof, the 2013 Replacement Lenders hereby severally agree to make 2013 Replacement Term Loans to the Borrowers on the First Amendment Effective Date in the aggregate principal amount of $1,122,187,500 to refinance all outstanding Original Replaced Term Loans in accordance with the relevant requirements of the Credit Agreement (as amended hereby) and this First Amendment. It is understood and agreed that the 2013 Replacement Term Loans being made pursuant to this First Amendment and the Credit Agreement (as modified hereby) shall constitute “Replacement Term Loans” as defined in, and pursuant to, Section 9.02(c)(i) of the Credit Agreement and the Original Replaced Term Loans being refinanced shall constitute “Replaced Term Loans” as defined in, and pursuant to, Section 9.02(c)(i) of the Credit Agreement. Except as expressly provided in the First Amendment (including as to the Applicable Rate and call protection) and the Credit Agreement (as modified hereby), the 2013 Replacement Term Loans shall be on terms identical to the Original Replaced Term Loans (including as to maturity, Guarantors, Collateral (and ranking) and payment priority).

(ii) On the First Amendment Effective Date, all then outstanding Original Replaced Term Loans shall be refinanced in full as follows:

(w) The outstanding principal amount of the Original Replaced Term Loan of each Lender which (i) is an existing Lender under the Credit Agreement prior to giving effect to this First Amendment (each, an “Existing Lender”) and (ii) is not party hereto as a 2013 Replacement Lender (a Lender meeting the requirements of clauses (i) and (ii), each, a “Non-Converting Lender”) shall be repaid in full in Cash.

(x) To the extent any Existing Lender has a 2013 Replacement Term Loan Conversion Amount (as defined in the Credit Agreement as amended hereby) that is less than the full outstanding principal amount of the Original Replaced Term Loan of such Lender, such Lender shall be repaid in Cash in an amount equal to the difference between the outstanding principal amount of the Original Replaced Term Loan of such Lender and such Lender’s 2013 Replacement Term Loan Conversion Amount (the “Non-Converting Portion”).

(y) The outstanding principal amount of the Original Replaced Term Loan of each Existing Lender which has executed this First Amendment as a “Converting Lender” (each, a “Converting Lender”) shall automatically be converted into a term loan (each, a “Converted 2013 Replacement Term Loan”) in a principal amount equal to such Converting Lender’s 2013 Replacement Term Loan Conversion Amount (each such conversion, a “Term Loan Conversion”).

(z) Each Person that has executed this First Amendment as a “New 2013 Replacement Lender” (each, a “New 2013 Replacement Lender” and, together with the Converting Lenders, collectively, the “2013 Replacement Lenders”) severally agrees to make to the Borrowers a new term loan (each, a “New 2013 Replacement Term Loan” and, collectively, the “New 2013 Replacement Term Loans” and, together with the Converted 2013 Replacement Term Loans, the “2013 Replacement Term Loans”) in Dollars in a principal amount equal to the amount set forth opposite such New 2013 Replacement Lender’s name on Exhibit A hereto (as to any New 2013 Replacement Lender, its “2013 Replacement Term Loan Commitment”) on the First Amendment Effective Date.

(iii) Each 2013 Replacement Lender hereby agrees to “fund” its 2013 Replacement Term Loan as follows: (x) each Converting Lender shall “fund” its 2013 Replacement Term Loan to the Borrowers by converting all or a portion of its then outstanding principal amount of Original Replaced Term Loan into a 2013 Replacement Term Loan in a principal amount equal to such Converting Lender’s 2013 Replacement Term Loan Conversion Amount as provided in clause (ii)(y) above and (y) each New 2013 Replacement Lender shall fund in Cash to the Borrowers an amount equal to such New 2013 Replacement Lender’s 2013 Replacement Term Loan Commitment.

(iv) The Converted 2013 Replacement Term Loans subject to the Term Loan Conversion shall be allocated ratably to the outstanding Borrowings of Original Replaced Term Loans (based upon the relative principal amounts of Borrowings of Original Replaced Term Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting “borrowing” of Converted 2013 Replacement Term Loans shall constitute a new “Borrowing” under the Credit Agreement and be subject to the same Interest Period (and the same LIBO Rate but adjusted, for this purpose, to give effect to the proviso in the definition thereof as modified hereby) applicable to the Borrowing of Original Replaced Term Loans to which it relates, which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.08 of the Credit Agreement. New 2013 Replacement Term Loans shall be initially incurred pursuant to “borrowings” of LIBO Rate Loans which shall be allocated ratably to the outstanding “deemed” Borrowings of Converted 2013 Replacement Term Loans on the First Amendment Effective Date (based upon the relative principal amounts of the deemed Borrowings of Converted 2013 Replacement Term Loans subject to different Interest Periods on the First Amendment Effective Date after giving effect to the foregoing provisions of this clause (iv)). Each such “borrowing” of New 2013 Replacement Term Loans shall (A) be added to (and made a part of) the related deemed Borrowing of Converted 2013 Replacement Term Loans and (B) be subject to (x) an Interest Period which commences on the First Amendment Effective Date and ends on the last day of the Interest Period applicable to the related deemed Borrowing of Converted 2013 Replacement Term Loans to which it is added and (y) the same LIBO Rate applicable to such deemed Borrowing of Converted 2013 Replacement Term Loans.

(v) On the First Amendment Effective Date, the Borrowers shall pay in Cash (a) all accrued and unpaid interest on the Original Replaced Term Loans through the First Amendment Effective Date and (b) to each Non-Converting Lender and each Converting Lender with a Non-Converting Portion, any breakage loss or expenses due under Section 2.16 of the Credit

Agreement (it being understood that existing Interest Periods of the Original Replaced Term Loans held by 2013 Replacement Lenders prior to the First Amendment Effective Date shall continue on and after the First Amendment Effective Date pursuant to preceding clause (iv) and shall accrue interest in accordance with Section 2.13 of the Credit Agreement on and after the First Amendment Effective Date as if the First Amendment Effective Date were a new Borrowing date). Notwithstanding anything to the contrary herein or in the Credit Agreement, each Converting Lender agrees, and each Existing Lender agrees (by execution of an Assignment and Assumption with respect to any 2013 Replacement Term Loans), to waive any entitlement to any breakage loss or expenses due under Section 2.16 of the Credit Agreement with respect to the repayment of any Original Replaced Term Loans of any such Lender with the proceeds of 2013 Replacement Term Loans on the First Amendment Effective Date.

(vi) Promptly following the First Amendment Effective Date, all Promissory Notes, if any, evidencing the Original Replaced Term Loans shall be cancelled and returned to the Borrowers, and any 2013 Replacement Lender may request that its 2013 Replacement Term Loan be evidenced by a Promissory Note pursuant to Section 2.10(a) of the Credit Agreement.

(vii) Notwithstanding anything to the contrary contained in the Credit Agreement, all proceeds of the New 2013 Replacement Term Loans (if any) will be used solely to repay outstanding Original Replaced Term Loans of Non-Converting Lenders (if any) and outstanding Original Replaced Term Loans of Converting Lenders in an amount equal to the Non-Converting Portion (if any) of such Converting Lenders’ Original Replaced Term Loans, in each case, on the First Amendment Effective Date.

(b) Subject to the satisfaction of the conditions set forth in Section 2 hereof, upon the making of the 2013 Replacement Term Loans, the Credit Agreement is hereby amended as follows:

(i) The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating such definition in its entirety as follows:

“Applicable Rate” means, for any day, with respect to any ABR Term Loan, 2.25%, and with respect to any LIBO Rate Term Loan, 3.25%.

(ii) The definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “2.25%” appearing in clause (d) thereof with the text “2.00%” in lieu thereof.

(iii) The definition of “Available Amount” is hereby amended by amending and restating clause (a)( ii) thereof in its entirety as follows:

“(ii) 50.0% of the amount of Consolidated Net Income (determined as provided below) for the period (taken as one accounting period) beginning on the first day of the Fiscal Quarter in which the Closing Date occurred to the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (provided that (x) solely for purposes of determining the amount under this clause (ii), Consolidated Net Income (and any component definitions used in the determination thereof) shall be as defined in the Senior Note Indenture (as in effect on the First Amendment Effective Date, without giving effect to any subsequent amendment, restatement, amendment and restatement, supplement or other modification thereto (and regardless of whether subsequently terminated) and, for this purpose, (1) treating the reference to a section of the Senior Note Indenture in clause (6) of such definition as a reference instead to the “Available Amount”, (2) giving effect to the exclusions contemplated by the last paragraph of such definition for purposes of Section 6.05 and the definition of “Available Amount” (instead of the applicable provisions of Section 4.04 of the Senior Note Indenture), to the extent the amounts referred to therein otherwise increase the Available Amount pursuant to any of the applicable provisions of this clause (a) (as opposed to the restricted payments permitted under clause 3(D) of Section 4.04(a) of the Senior Note Indenture) and (3) giving effect to such other appropriate conforming adjustments therein as may be agreed between the Borrower Agent and the Administrative Agent in order to give effect to the intent that such definition as used herein matches the definition used in the Senior Note Indenture and (y) such amount shall not be available for Restricted Payments pursuant to Section 6.05(a)(iii)(A) at any time when the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 is greater than 6.50 to 1.00); plus”.

(iv) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“Commitment” means (i) with respect to each Lender on the Closing Date, the commitment of such Lender to make the Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) with respect to each New 2013 Replacement Lender on the First Amendment Effective Date, the commitment of such Lender to make the 2013 Replacement Term Loans as provided in Section 1 of the First Amendment in an aggregate amount not to exceed the 2013 Replacement Term Loan Commitment of such New 2013 Replacement Lender, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Commitments on the Closing Date (immediately prior to the incurrence of the Term Loans on such date) is $1,125,000,000. The aggregate amount of the Lenders’ Commitments on the First Amendment Effective Date (immediately prior to the incurrence of the 2013 Replacement Term Loans on such date) is $1,122,187,500 less the aggregate principal amount of all 2013 Replacement Term Loan Conversion Amounts.

(v) The definition of “Guaranteed Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following text immediately prior to the period “(.”) appearing at the end of such definition:

“(excluding, for the avoidance of doubt, any Excluded Swap Obligations)”.

(vi) The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “1.25%” appearing in the proviso thereof with the text “1.00%” in lieu thereof.

(vii) The definition of “Secured Hedging Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following text immediately prior to the period (“.”) appearing at the end of such definition:

“; provided, further, that in no circumstances shall Excluded Swap Obligations constitute Secured Hedging Obligations”.

(viii) The definition of “Secured Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following text immediately prior to the period (“.”) appearing at the end of such definition:

“; provided that in no circumstances shall Excluded Swap Obligations constitute Secured Obligations”.

(ix) The definition of “Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“Term Loans” means (a) prior to the First Amendment Effective Date and the making of the 2013 Replacement Term Loans pursuant to the First Amendment, a term loan by a Lender to the Borrowers pursuant to Section 2.01(a), and (b) on and after the First Amendment Effective Date and upon the making of the 2013 Replacement Term Loans pursuant to the First Amendment, the 2013 Replacement Term Loans made pursuant to, and in accordance with the terms of, Section 2.01(b) and the First Amendment (including by way of the Term Loan Conversion); provided that on and after the incurrence of any Incremental Term Loans, Extended Term Loans and Replacement Term Loans, the term “Term Loans” as used in Section 9.05(g) shall include all such Incremental Term Loans, Extended Term Loans and Replacement Term Loans , as the case may be.

(x) Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order as follows:

“2013 Replacement Term Loan” has the meaning provided in the First Amendment.

“2013 Replacement Term Loan Commitment” has the meaning provided in the First Amendment.

“2013 Replacement Term Loan Conversion Amount” shall mean, as to any Converting Lender, the amount determined by the Administrative Agent and the Borrower Agent as the final amount of such Converting Lender’s Term Loan Conversion on the First Amendment Effective Date and notified to each such Converting Lender by the Administrative Agent on or prior to the First Amendment Effective Date. The “2013 Replacement Term Loan Conversion Amount” of any Converting Lender shall not exceed (but may be less than) the principal amount of such Converting Lender’s Original Replaced Term Loans. All such determinations made by the Administrative Agent and the Borrower Agent shall, absent manifest error, be final, conclusive and binding on the Borrowers and the Lenders, and the Administrative Agent and the Borrowers shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Converting Lender” has the meaning provided in the First Amendment.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Loan Guaranty of such Loan Guarantor becomes effective with respect to such related Swap Obligation.

“First Amendment” shall mean the First Amendment to the Term Loan Credit Agreement, dated as of February 19, 2013, by and among Holdings, the Borrowers, the Administrative Agent, the 2013 Replacement Lenders (as defined therein) and the Lenders constituting the Required Lenders.

“First Amendment Effective Date” has the meaning provided in the First Amendment.

“New 2013 Replacement Lender” has the meaning provided in the First Amendment.

“Original Replaced Term Loans” has the meaning provided in the First Amendment.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Loan Conversion” has the meaning provided in the First Amendment.

(xi) Section 1.01 of the Credit Agreement is hereby further amended by (x) deleting the definition of “Commitment Increase Lender” and (y) amending and restating the following definitions in their entirety as follows:

“Charges” has the meaning assigned to such term in Section 9.19.

“Financial Plan” has the meaning assigned to such term in Section 5.01(i).

“Guarantor Percentage” has the meaning assigned to such term in Section 10.11.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Register” has the meaning assigned to such term in Section 9.05(b).

(xii) Section 2.01 of the Credit Agreement is hereby amended by (i) inserting the text “(a)” prior to the word “Subject” appearing in said Section and (ii) inserting the following clause (b) at the end of said Section:

“(b) On the First Amendment Effective Date, (i) each New 2013 Replacement Lender severally agrees to make to the Borrowers a 2013 Replacement Term Loan denominated in Dollars in a principal amount equal to such Lender’s 2013 Replacement Term Loan Commitment and (ii) each Converting Lender agrees that, without any further action by any party to this Agreement, a portion of such Converting Lender’s Original Replaced Term Loans equal to such Converting Lender’s 2013 Replacement Term Loan Conversion Amount shall automatically be converted into a 2013 Replacement Term Loan to the Borrowers in Dollars and in a like principal amount, in each case in accordance with the terms and conditions of the First Amendment.”

(xiii) Section 2.09 of the Credit Agreement is hereby amended by amending and restating the text of said Section as follows:

“The Commitment of each Lender as in effect on the Closing Date shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Term Loans on such date). The 2013 Replacement Term Loan Commitment of each New 2013 Replacement Lender shall terminate in its entirety on the First Amendment Effective Date (after giving effect to the incurrence of the 2013 Replacement Term Loans on such date).”

(xiv) Section 2.10(a) of the Credit Agreement is hereby amended by inserting the text “, as in effect and outstanding on the First Amendment Effective Date” immediately after the text “0.25% of the original principal amount of the Term Loans”.

(xv) Section 2.12(c) of the Credit Agreement is hereby amended by (x) deleting each reference to “Closing Date” appearing therein and inserting the text “First Amendment Effective Date” in lieu thereof and (y) deleting each reference to “12 months” appearing therein and inserting the text “6 months” in lieu thereof.

(xvi) Section 2.18(b) of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period (“.”) appearing at the end of such clause:

“provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations”.

(xvii) Section 2.18(e) of the Credit Agreement is hereby amended by (x) deleting the comma (“,”) immediately after the reference to “Section 2.07(b)” therein and inserting the text “or” in lieu thereof and (y) deleting the text “or Section 9.03(c)” and inserting the text “or the last paragraph of Article VIII” in lieu thereof.

(xviii) Section 2.23(b) of the Credit Agreement is hereby amended by deleting the reference to “Section 9.04(b)” appearing therein and inserting the text “Section 9.05(b)” in lieu thereof.

(xix) Section 5.01(n) of the Credit Agreement is hereby amended by deleting the reference to “Section 5.01(c)” appearing therein and inserting the text “Section 5.01(d)” in lieu thereof.

(xx) Section 5.11 of the Credit Agreement is hereby amended by inserting the following sentence immediately after the first sentence appearing therein:

“All proceeds of the 2013 Replacement Term Loans incurred on the First Amendment Effective Date shall be used to repay and/or replace all Term Loans outstanding (and as defined herein) prior to the First Amendment Effective Date.”

(xxi) Section 9.02(b)(B)(2) of the Credit Agreement is hereby amended by deleting the reference to “Section 10.12” appearing therein and inserting the text “Section 10.13” in lieu thereof.

(xxii) The following text shall be inserted as a new Section 10.14 to the Credit Agreement:

“Section 10.14. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14, or otherwise under this Loan Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 10.14 constitute, and this Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(c) Each Borrower hereby consents, for purposes of Section 9.05(b)(i)(A) of the Credit Agreement, to the assignment of any 2013 Replacement Term Loans by any New 2013 Replacement Lender to (i) any Person that was an Existing Lender on the First Amendment Effective Date (immediately prior to giving effect thereto) and (ii) any Eligible Assignee.

SECTION 2. Conditions of Effectiveness of this First Amendment. This First Amendment shall become effective on the date when the following conditions shall have been satisfied (such date, the “First Amendment Effective Date”):

(a) Holdings, the Borrowers, the Administrative Agent, the 2013 Replacement Lenders and the Replacement Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: Daniela Krinshpun (partycity@whitecase.com; facsimile number 212-354-8113), counsel to the Administrative Agent;

(b) the Borrowers shall have paid, by wire transfer of immediately available funds, (i) to DBSI and MLPFS, all fees as have been separately agreed, (ii) to the Administrative Agent, for the ratable account of each Existing Lender, all accrued but unpaid interest on the Original Replaced Term Loans through the First Amendment Effective Date and (iii) to the Administrative Agent, for the ratable account of each Existing Lender, a fee in an amount equal to 1.00% of the Original Replaced Term Loans of each such Existing Lender outstanding on the First Amendment Effective Date (immediately prior to giving effect thereto) (it being understood that payment of the fee specified in clause (iii) above shall satisfy, in full, any obligation of the Borrowers to pay the fee referred to in Section 2.12(c) of the Credit Agreement in connection with the Repricing Transaction to be effected pursuant to this First Amendment);

(c) on the First Amendment Effective Date and after giving effect to this First Amendment, no Default under Sections 7.01(a), 7.01(f) or 7.01(g) of the Credit Agreement or Event of Default shall have occurred and be continuing and the Administrative Agent shall have received from the Borrowers a certificate executed by a Responsible Officer of the Borrower Agent, certifying the foregoing;

(d) the Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, executed and delivered by a Responsible Officer of each of the Borrowers and each other Loan Party;

(e) there shall have been delivered to the Administrative Agent (A) copies of resolutions of the board of directors of Holdings and the Borrowers approving and authorizing the execution, delivery and performance of this First Amendment and the Form of Acknowledgement and Confirmation attached as Exhibit B hereto, as applicable, certified as of the First Amendment Effective Date by a Responsible Officer as being in full force and effect without modification or amendment and (B) good standing certificates for Holdings and the Borrowers from the jurisdiction in which they are organized;

(f) the Administrative Agent shall have received from the Borrower Agent a solvency certificate from the chief financial officer of the Borrower Agent (after giving effect to the incurrence of the 2013 Replacement Term Loans on the First Amendment Effective Date and the application of the proceeds thereof) substantially in the form of Exhibit H to the Credit Agreement;

(g) the Administrative Agent shall have received an opinion from Weil, Gotshal & Manges LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent, the 2013 Replacement Lenders and the Lenders; and

(h) the Administrative Agent shall have received a “Life of Loan” Federal Emergency Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or the applicable Subsidiary, and evidence of flood insurance, in the event any such Mortgaged Property or portion thereof is located in a special flood hazard area).

Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that the amendments to the Credit Agreement contemplated by Sections 1(b)(iii), (v), (vii), (viii), (xvi) and (xxii) of this First Amendment, and the addition of the definitions of “Commodity Exchange Act”, “Excluded Swap Obligation”, “Qualified ECP Guarantor” and “Swap Obligation” pursuant to Section 1(b)(x) of this First Amendment, shall in each case not become effective until immediately after the First Amendment Effective Date.

SECTION 3. Mortgaged Property. Within 90 days of the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received:

(a) a fully executed counterpart of an amendment to the existing Mortgage (the “Mortgage Amendment”; together with the existing Mortgage, the “Amended Mortgage”), duly executed by the applicable Subsidiary, together with evidence that such counterpart has been delivered to the title insurance company insuring the Amended Mortgage for recording;

(b) a date down and modification endorsement in connection with the existing lender’s title insurance policy insuring the existing Mortgage, which endorsement shall insure that the Amended Mortgage is a valid and enforceable Lien on the Mortgaged Property, free of any other Liens except Permitted Liens;

(c) such affidavits and certificates as shall be required to induce the title company to issue the endorsement contemplated in subparagraph (b) above and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement; and

(d) an opinion from local counsel in the state where the Mortgaged Property is located, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Costs and Expenses. Each Borrower hereby reconfirms its obligations pursuant to Section 9.03 of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.

SECTION 5. Remedies. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Representations and Warranties. To induce the Administrative Agent and the 2013 Replacement Lenders to enter into this First Amendment, each of Holdings and the Borrowers represents and warrants to the Administrative Agent and the 2013 Replacement Lenders on and as of the First Amendment Effective Date that, in each case:

(a) this First Amendment has been duly authorized, executed and delivered by it and each of this First Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on Collateral granted by the Loan Parties in favor of the Collateral Agent;

(b) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(c) the 2013 Replacement Term Loans have been incurred in compliance with the requirements of Section 9.02(c)(i) of the Credit Agreement.

SECTION 7. Intercreditor Acknowledgement. In accordance with Section 3.4(c)(i) of the Intercreditor Agreement, the 2013 Replacement Lenders hereby notify the Revolving Facility Security Agent and the Revolving Facility Secured Parties (each as defined in the Intercreditor Agreement) that the Original Replaced Term Loans shall be Refinanced (as defined in the Intercreditor Agreement) pursuant to this First Amendment and the Credit Agreement (as modified hereby), and hereby (i) acknowledge and agree to the terms of the Intercreditor Agreement and (ii) agree to be bound by all terms and conditions of the Intercreditor Agreement as a “Term Loan Secured Party”. The 2013 Replacement Lenders hereby authorize the Administrative Agent to provide on its behalf any notice to the Revolving Facility Security Agent and the Revolving Facility Secured Parties (each as defined in the Intercreditor Agreement) as it may deem necessary or advisable (in its sole discretion) to ensure compliance with Section 3.4(c)(i) of the Intercreditor Agreement.

SECTION 8. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the First Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment; (ii) the 2013 Replacement Term Loans shall constitute “Term Loans” for all purposes under the Credit Agreement (other than for purposes of Section 2.01(a) of the Credit Agreement (as amended hereby), the first sentence of Section 2.09 of the Credit Agreement, Sections 3.13 and 4.01 of the Credit Agreement, the first sentence of Section 5.11 of the Credit Agreement, clause (i) of the definition of Commitment and the definition of “Transactions”); and (iii) each 2013 Replacement Lender shall constitute a “Lender” as defined in the Credit Agreement.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this First Amendment.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 9. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 10. Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this First Amendment shall be effective as delivery of an original executed counterpart of this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

PARTY ClTY HOLDINGS INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title Vice President

PARTY ClTY CORPORATION

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title Vice President

PC lNTERMEDIATE HOLDINGS, INC.

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title President

Signature Page to First Amendment to Party City Term Loan Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as the 2013 Replacement Lender

By:	/s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Director

Signature Page to First Amendment to Party City Term Loan Credit Agreement

EXHIBIT A

NEW 2013 REPLACEMENT TERM LOAN COMMITMENTS

New 2013 Replacement Lender	2013 Replacement Term Loan Commitment
Deutsche Bank Trust Company Americas	$626,832,254.03

EXHIBIT B

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the First Amendment, dated as of February 19, 2013 (the “First Amendment”), to the Term Loan Credit Agreement, dated as of July 27, 2012 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent (in such capacity, the “Administrative Agent”) and each 2013 Replacement Lender party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement or First Amendment, as applicable.

2. Certain provisions of the Credit Agreement are being amended and/or modified pursuant to the First Amendment. Each of the parties hereto hereby agrees that, with respect to each Loan Document to which it is a party, after giving effect to the First Amendment:

(a) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis (including with respect to 2013 Replacement Term Loans); and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority to the extent provided for in Section 3.16 of the Credit Agreement of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for the Obligations (including the 2013 Replacement Term Loans), to the extent provided in such Loan Documents.

3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC.		JCS PACKAGING, INC. TRISAR, INC.

By:		By:
Name:	Todd M. Abbrecht	Name:	Michael A. Correale
Title:	President	Title:	Assistant Treasurer

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

AM-SOURCE, LLC

AMSCAN INC.

M&D INDUSTRIES, INC.

SSY REALTY CORP.

By:
Name:	Michael A. Correale
Title:	Vice President

Signature Page to Acknowledgment and Confirmation of Party City Term Loan First Amendment